
PEDIATRIC CENTER





4Q14 | Supplemental Information

HEALTHCARE REIT™

Table of Contents

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Portfolio Composition[1]

	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot
Seniors housing triple-net	13	428	$	6,171,251	26.3%	$	6,326,951	39,605	$	155,166
Long-term/post-acute care	23	293		4,215,221	18.0%		4,238,723	35,354		115,989
Hospital	4	1		100,610	0.4%		100,610	91		1,105,610
Seniors housing operating	14	352		8,658,986	36.9%		8,675,555	39,605		239,405
Medical office	12	247		3,980,338	17.0%		4,009,133	15,914,738		253
Life science	16	7		322,889	1.4%		322,889	1,188,346		555
Total	**15**	**1,328**	**$**	**23,449,295**	**100.0%**	**$**	**23,673,861**			

	Bed / Unit Mix				
	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care	Total
Seniors housing triple-net	10,880	21,231	6,508	986	39,605
Long-term/post-acute care	-	1,005	170	34,179	35,354
Seniors housing operating	17,192	14,785	7,450	178	39,605
Total	**28,072**	**37,021**	**14,128**	**35,343**	**114,564**

NOI Performance[1]

	Same Store[2]						Core Portfolio[3]			
	Properties		4Q13 Cash NOI		4Q14 Cash NOI	% Change	Properties		Annualized NAV NOI	% of Total
Seniors housing triple-net[4]	333	$	107,282		110,121	2.6%	401	$	501,476	26.7%
Long-term/post-acute care[4]	238		86,006		88,644	3.1%	284		405,796	21.6%
Seniors housing operating	319		148,649		157,146	5.7%	352		657,340	34.9%
Medical office	181		57,959		59,419	2.5%	243		293,488	15.6%
Life science	7		6,868		5,710	-16.9%[5]	7		22,840	1.2%
Total	**1,078**	**$**	**406,764**	**$**	**421,040**	**3.5%**	**1,287**	**$**	**1,880,940**	**100.0%**

Portfolio Performance[1]

				Facility Revenue Mix			
Stable Portfolio[6]	Occupancy	EBITDAR Coverage[7]	EBITDARM Coverage[7]	Private Pay	Medicaid	Medicare	Other Government[8]
Seniors housing triple-net	89.3%	1.12x	1.29x	90.8%	3.9%	4.3%	1.0%
Long-term/post-acute care	86.3%	1.41x	1.77x	25.0%	43.1%	31.9%	0.0%
Seniors housing operating	91.3%	n/a	n/a	98.0%	0.2%	0.3%	1.5%
Medical office	94.4%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	85.3%[5]	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.26x**	**1.53x**	**87.1%**	**6.5%**	**5.1%**	**1.3%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Excludes entrance fee portfolio. See page 26 for reconciliation.

(3) Excludes loans and assets held for sale. See page 25 for NOI reconciliation.

(4) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(5) Excluding one property that became vacant in a recent prior quarter, the remaining life science portfolio had same store cash NOI growth of 2.7% for the current quarter. A large portion of the vacancy has been re-leased with rent to commence in the first half of 2015, which brings the life science portfolio pro forma "leased" occupancy to 97.3%. See page 8.

(6) Data as of December 31, 2014 for seniors housing operating, medical office and life science and September 30, 2014 for remaining asset types.

(7) Represents trailing twelve month coverage metrics.

(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at HCN pro rata ownership)

Investment Balance Diversification

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Medical Office & Life Science	Total	% of Total
Sunrise Senior Living	140	$ -	$ -	$ -	$ 4,137,014	$ -	$ 4,137,014	17.6%
Genesis Healthcare	181	56,724	2,601,183	-	-	-	2,657,907	11.3%
Brookdale Senior Living	146	1,094,013	-	-	246,257	-	1,340,270	5.7%
Benchmark Senior Living	39	22,045	-	-	851,152	-	873,197	3.7%
Revera	48	-	-	-	829,241	-	829,241	3.5%
Senior Lifestyle	40	828,186	-	-	-	-	828,186	3.5%
Belmont Village	19	-	-	-	780,981	-	780,981	3.3%
Brandywine Senior Living	27	769,752	-	-	-	-	769,752	3.3%
Senior Resource Group	13	-	-	-	480,246	-	480,246	2.0%
Avery Healthcare	37	452,727	-	-	-	-	452,727	1.9%
Remaining	638	2,947,804	1,614,038	100,610	1,334,095	4,303,227	10,299,774	44.2%
Total	**1,328**	**$ 6,171,251**	**$ 4,215,221**	**$ 100,610**	**$ 8,658,986**	**$ 4,303,227**	**$ 23,449,295**	**100.0%**

NOI Diversification(1)

	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Medical Office & Life Science	Total	% of Total
By Country:								
United States	1,139	$ 132,011	$ 118,704	$ 2,951	$ 114,072	$ 80,814	$ 449,031 (2)	87.5%
Canada	105	1,224	884	-	25,234	-	27,342	5.3%
United Kingdom	84	9,437	-	-	27,300	-	36,737	7.2%
Total	**1,328**	**$ 142,672**	**$ 119,588**	**$ 2,951**	**$ 166,606**	**$ 80,814**	**$ 513,110**	**100.0%**
By MSA:								
New York	59	$ 15,636	$ 6,747	$ -	11,749	$ 1,139	$ 35,271	6.9%
Philadelphia	53	6,499	16,846	-	1,798	5,336	30,479	5.9%
Boston	43	768	5,514	-	8,261	6,149	20,692	4.0%
Los Angeles	49	873	-	-	16,029	3,762	20,664	4.0%
Greater London	28	2,104	-	-	16,346	-	18,450	3.6%
Dallas	49	5,291	491	-	2,934	5,919	14,635	2.9%
Seattle	24	6,793	-	-	3,134	3,677	13,604	2.7%
Chicago	30	6,459	375	-	6,272	421	13,527	2.6%
Washington DC	25	1,343	5,394	-	4,627	213	11,577	2.3%
Houston	30	600	2,374	-	1,790	4,630	9,394	1.8%
Milwaukee	8	2,305	1,075	-	-	4,145	7,525	1.5%
Atlanta	17	2,183	-	-	2,079	3,211	7,473	1.5%
San Diego	25	-	717	-	6,460	-	7,177	1.4%
Miami	31	2,523	443	-	-	4,078	7,044	1.4%
Baltimore	17	-	5,364	-	-	343	5,707	1.1%
Providence	13	-	3,606	-	2,087	-	5,693	1.1%
San Francisco	10	3,003	-	-	2,506	-	5,509	1.1%
Kansas City	17	1,483	75	-	2,041	1,572	5,171	1.0%
Toronto	10	-	-	-	5,059	-	5,059	1.0%
Riverside	9	619	555	-	248	1,436	2,858	0.6%
Remaining	781	84,190	70,012	2,951	73,186	34,783	265,601 (2)	51.6%
Total	**1,328**	**$ 142,672**	**$ 119,588**	**$ 2,951**	**$ 166,606**	**$ 80,814**	**$ 513,110**	**100.0%**

Notes:

(1) Represents NOI including properties sold or classified as held for sale for the three months ended December 31, 2014, including joint ventures.

(2) Includes $479,000 of other corporate income.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates over 300 premium private pay seniors housing communities with over 27,000 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2014, the HCN portfolio consisted of 140 private pay seniors housing facilities with an investment balance of $4.14 billion.

Genesis Healthcare, located in Kennett Square, PA, is a public company (NYSE:GEN) that is the nation's largest long-term/post-acute care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,800 healthcare providers in 47 states. As of 12/31/2014, the HCN portfolio consisted of 181 facilities in 16 states with an investment balance of $2.66 billion.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 1,150 seniors housing facilities located in 46 states with 111,000 units. As of 12/31/2014, the HCN portfolio consisted of 146 seniors housing facilities in 29 states with an investment balance of $1.34 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 12/31/2014, the HCN portfolio consisted of 39 private pay seniors housing facilities in six states with an investment balance of $873 million.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 12/31/2014, the HCN portfolio consisted of 48 private pay seniors housing facilities located across five Canadian provinces with an investment balance of $829 million.

Senior Lifestyle, located in Chicago, IL, is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 167 facilities in 26 states. As of 12/31/2014, the HCN portfolio consisted of 40 private pay seniors housing facilities in ten states with an investment balance of $828 million.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2014, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $781 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 12/31/2014, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $770 million.

Senior Resource Group, located in Solana Beach, CA, is a privately held company that operates 18 premium private pay seniors housing facilities in five states. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2014, the HCN portfolio consisted of 13 private pay seniors housing facilities in four states with an investment balance of $480 million.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 12/31/2014, the HCN portfolio consisted of 37 private pay seniors housing facilities in nine counties in England with an investment balance of $453 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of total HCN NOI[2]	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.6%	0.1%	0.6%	6	2	1.1%	0.1%	1.2%	9	3
0.85x-0.95x					-	0.3%		0.3%	12	1
0.95x-1.05x	0.5%		0.5%	11	1	7.5%	0.6%	8.1%	12	7
1.05x-1.15x	4.6%		4.6%	13	4	0.9%	0.5%	1.4%	9	5
1.15x-1.25x	3.2%		3.2%	13	3	4.3%	0.0%	4.3%	11	6
1.25x-1.35x	3.1%		3.1%	9	6	0.8%	15.3%	16.1%	16	3
>1.35x	6.5%	20.2%	26.7%	13	22	3.6%	3.7%	7.3%	9	13
Total	**18.5%**	**20.3%**	**38.8%**	**13**	**38**	**18.5%**	**20.3%**	**38.8%**	**13**	**38**

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI[2]	Current on Rent[3]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Long-term/post-acute care	0.82x	0.49x	0.1%	X	X	X		
Seniors housing triple-net	0.83x	0.61x	0.6%	X	X	X		
Seniors housing triple-net	0.96x	0.82x	0.5%	X	X	X	X	
Seniors housing triple-net	1.11x	0.92x	0.3%	X	X	X	X	

Long-Term/Post-Acute Care NOI by Quality Mix

Quality Mix[4]	Properties	NOI (thousands)[2]	% of NOI
0-10%	-	$ -	0.0%
10-20%	7	3,362	2.8%
20-30%	17	7,724	6.5%
30-40%	42	16,345	13.7%
40-50%	62	25,356	21.2%
50-60%	45	18,943	15.8%
60-70%	25	9,666	8.1%
70-80%	16	6,961	5.8%
80-90%	9	2,906	2.4%
90-100%	24	13,936	11.7%
Other[5]	46	14,389	12.0%
Total	293	$ 119,588	100.0%

Notes:

(1) Represents trailing twelve month coverage metrics as of September 30, 2014 for stable portfolio only. Agreements included represent 81% of total seniors housing triple-net, long-term/post-acute care and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment.

(2) See page 16 for NOI reconciliation.

(3) Rent is current if < 90 days outstanding as of December 31, 2014.

(4) Represents the quality mix for the quarter ending September 30, 2014. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(5) Represents interest income and NOI generated by properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide financial statements for the quarter ending September 30, 2014.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance

	4Q13	1Q14	2Q14	3Q14	4Q14
Properties	323	334	335	345	352
Average age (years)	13	13	14	14	14
Beds/Units	35,958	38,064	38,172	38,849	39,605
Investment balance	$ 8,235,846	$ 8,527,562	$ 8,578,971	$ 8,606,390	$ 8,658,986
Total occupancy	89.4%	89.1%	89.4%	90.7%	91.0%
Total revenues	$ 448,513	$ 456,365	$ 477,573	$ 492,285	$ 499,003
Operating expenses	$ 301,814	$ 308,054	$ 315,092	$ 325,093	$ 332,397
NOI	$ 146,699	$ 148,311	$ 162,481	$ 167,192	$ 166,606
Total cap-ex/TI/LC	$ 11,263	$ 9,243	$ 12,141	$ 12,096	$ 10,626
REVPOR[1]	$ 6,316	$ 6,495	$ 6,474	$ 6,456	$ 6,479

Same Store Performance[2]

	4Q13	1Q14	2Q14	3Q14	4Q14
Properties	319	319	319	319	319
Occupancy	89.6%	89.2%	89.6%	90.7%	91.2%
Cash revenues	$ 448,295	$ 451,420	$ 459,478	$ 468,740	$ 472,317
Cash operating expenses	$ 299,646	$ 303,910	$ 303,780	$ 308,352	$ 315,171
Cash NOI	$ 148,649	$ 147,510	$ 155,698	$ 160,388	$ 157,146
Year-over-year growth rate					5.7%
TTM capex percentage of NOI					6.9%

Secured Debt

	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance (pro rata)	$ 1,458,684	4.5%	4.9
Unconsolidated principal balance (pro rata)	$ 422,419	4.5%	3.3

Quality Indicators

	US Benchmark	4Q14
% Located East & West Coast + Top 31 MSA[3]		92.2%
REVPOR[1]	$ 4,365 [4]	$ 6,479
Average Housing Value[5]	$ 249,177	$ 432,528

Partner Diversification

	Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$ 4,137,014	140	11,075	99.5%
Benchmark Senior Living	851,152	37	3,276	95.0%
Revera	829,241	48	5,159	75.0%
Belmont Village	780,981	19	2,612	95.0%
Senior Resource Group	480,246	13	2,486	47.5%
Chartwell Retirement Residences	381,164	41	7,954	54.5%
Senior Star Living	375,715	10	1,981	90.0%
Merrill Gardens	313,765	10	1,428	80.0%
Silverado Senior Living	263,451	21	1,848	95.2%
Brookdale Senior Living	246,257	13	1,786	80.0%
Total	$ 8,658,986	352	39,605	86.0%

Notes:

(1) U.S. properties only. See page 24 for reconciliations.

(2) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. All dollars are reported at HCN's current ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01 and UK properties at a GBP/USD rate of 1.60.

(3) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(4) Source: NIC (National Investment Center).

(5) HCN average housing values based on a three mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands at HCN pro rata ownership)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	208	14,195,704 $	3,572,430 $	101,445 $	31,768 $	69,677	12	95.1%
Unaffiliated	22	935,543	228,765	6,116	2,709	3,407	17	83.0%
Core	230	15,131,247	3,801,195	107,561	34,477	73,084	12	94.4%
Equity investment	6	405,414	41,161	1,258	336	922		
Sold / Held for sale	1	56,742	7,397	325	112	213		
Development	1	150,241	15,192	-	-	-		
Loans	3	171,094	85,220	707	-	707		
Land	6	-	30,173	21	-	21		
Total	247	15,914,738 $	3,980,338 $	109,872 $	34,925 $	74,947		

Core Performance[1]		4Q13		1Q14		2Q14		3Q14		4Q14
Properties		191		193		203		220		230
Square feet		12,905,398		13,099,721		13,686,963		14,388,960		15,131,247
Investment balance	$	3,216,981	$	3,230,288	$	3,422,042	$	3,635,712	$	3,801,195
Occupancy		94.5%		94.3%		94.5%		94.1%		94.4%
Total revenue	$	89,314	$	95,265	$	96,976	$	101,154	$	107,561
Operating expenses	$	28,171	$	31,656	$	32,072	$	33,356	$	34,477
NOI	$	61,143	$	63,609	$	64,904	$	67,798	$	73,084
Total cap-ex/TI/LC	$	8,939	$	3,082	$	3,180	$	5,829	$	4,971
Revenues per square foot[2]	$	28.48	$	29.92	$	29.11	$	28.80	$	29.38
NOI per square foot[2]	$	19.32	$	19.81	$	19.32	$	19.21	$	19.91
Capex per square foot[2]	$	2.69	$	0.92	$	0.95	$	1.64	$	1.34

Same Store Performance[1]		4Q13		1Q14		2Q14		3Q14		4Q14
Properties		181		181		181		181		181
Square feet		12,234,062		12,234,062		12,234,062		12,234,062		12,234,062
Investment balance	$	3,043,163	$	3,010,104	$	2,983,021	$	2,956,457	$	2,919,200
Occupancy		94.6%		94.5%		94.6%		94.4%		94.5%
Cash revenues	$	84,971	$	86,733	$	87,127	$	87,148	$	86,901
Cash operating expenses	$	27,012	$	28,461	$	28,365	$	28,395	$	27,482
Cash NOI	$	57,959	$	58,272	$	58,762	$	58,753	$	59,419
Year-over-year growth rate										2.5%

Expirations[1]	2015	2016	2017	2018	2019	Thereafter
Occupied square feet	711,737	790,389	1,218,498	920,688	1,070,191	9,567,823
% of portfolio	4.7%	5.2%	8.1%	6.1%	7.1%	63.2%

Notes:
(1) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, properties sold or classified as held for sale and development properties.
(2) Annualized.

(dollars in thousands, except per square foot, at HCN pro rata ownership)

Medical Office Buildings

Portfolio Diversification by Tenant[1]	Occupied Square Feet	% of Total
Aurora Health Care	1,441,588	10.1%
Kelsey-Seybold	943,150	6.6%
Virtua	535,991	3.8%
Texas Health Resources	360,185	2.5%
SSM Healthcare	343,253	2.4%
Remaining Portfolio	10,655,159	74.6%
Total	**14,279,326**	**100.0%**

Portfolio Diversification by State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Texas	49	3,156,289	19.8%	$ 903,407	$ 286
Florida	38	1,757,866	11.0%	485,233	276
California	22	1,141,303	7.2%	387,283	339
Wisconsin	18	1,441,588	9.1%	256,158	178
New Jersey	7	880,581	5.5%	221,082	251
Georgia	10	828,127	5.2%	170,333	206
Minnesota	8	688,450	4.3%	160,716	233
Washington	6	498,468	3.1%	158,386	318
Indiana	8	559,813	3.5%	157,528	281
Missouri	7	541,844	3.4%	152,960	282
Remaining Portfolio	74	4,420,409	27.9%	956,047	216
Total	**247**	**15,914,738**	**100.0%**	**$ 4,009,133**	**$ 252**

Portfolio Characteristics[1]	
Health system affiliated properties as % of NOI	95.3%
Health system affiliated tenants as % of rental income	56.7%
Retention (trailing twelve months)	80.5%
In-house managed properties as % of square feet	98.9%
Average remaining lease term	7.5 yrs

Notes:

(1) Excludes mortgages, land, equity investments, properties sold or classified as held for sale and development properties.

(dollars in thousands at HCN pro rata ownership)

Life Science Buildings

Total Performance	4Q13	1Q14	2Q14	3Q14	4Q14
Properties	7	7	7	7	7
Average age (years)	15	15	16	16	16
Square feet	1,188,132	1,188,346	1,188,346	1,188,346	1,188,346
Investment balance	$ 322,647	$ 323,158	$ 322,986	$ 321,147	$ 322,889
Occupancy[1]	97.7%	95.0%	97.5%	85.3%	85.3%
Total revenues	$ 11,435	$ 10,977	$ 10,763	$ 9,862	$ 9,615
Operating expenses	$ 4,047	$ 3,842	$ 3,752	$ 3,859	$ 3,748
NOI[2]	$ 7,388	$ 7,135	$ 7,011	$ 6,003	$ 5,867
Total cap-ex/TI/LC	$ 335	$ -	$ -	$ -	$ -

Same Store Performance	4Q13	1Q14	2Q14	3Q14	4Q14
Properties	7	7	7	7	7
Cash revenues	$ 10,899	$ 10,496	$ 10,610	$ 9,710	$ 9,442
Cash operating expenses	$ 4,031	$ 3,826	$ 3,736	$ 3,843	$ 3,732
Cash NOI	$ 6,868	$ 6,670	$ 6,874	$ 5,867	$ 5,710
Year-over-year growth rate					-16.9%[3]

Secured Debt[4]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 176,573	4.7%	4.6

By Tenant	Occupied Square Feet	% of Total
Millennium (Takeda)	498,509	49.2%
Novartis	176,301	17.4%
Ariad Pharmaceuticals	126,509	12.5%
Brigham and Women's Hospital	125,096	12.3%
Aastrom Biosciences	56,853	5.6%
Remaining	30,062	3.0%
Total[5]	**1,013,330**	**100.0%**

Notes:

(1) Occupancy represents the percentage of total rentable square feet leased and occupied, as of the date reported. As of December 31, 2014, 142,619 rentable square feet of signed leases have not commenced, bringing pro forma "leased" occupancy to 97.3%. These signed leases will commence in the first half of 2015.

(2) NOI includes amortization of below market rents and straight-line rent of $173,000 and non-cash expense of $16,000 for the three months ended December 31, 2014.

(3) Excluding one property that became vacant in a recent prior quarter, the remaining life science portfolio had same store cash NOI growth of 2.7% for the current quarter. A large portion of the vacancy has been re-leased (as described in Note 1 above).

(4) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(5) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands at HCN pro rata ownership)

Development Activity

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/13	2014 YTD Funding	2014 YTD Conversions	Foreign Currency Translation	CIP Balance at 12/31/14
Development Properties							
Seniors housing triple-net	10	1,004	$ 26,147	$ 83,059	$ (22,068)	$ (3,003)	$ 84,135
Long-term/post-acute care	4	488	57,913	17,686	(49,501)	-	26,098
Seniors housing operating	2	172	-	31,914	-	(1,201)	30,713
Medical office	9	680,181	42,604	99,878	(127,290)	-	15,192
Sub-total	25		126,664	232,537	(198,859)	(4,204)	156,138
Expansion Projects							
Seniors housing triple-net	13	253	5,455	34,435	(15,646)	-	24,244
Seniors housing operating	3	42	3,701	5,236	(6,414)	-	2,523
Hospital	1	16	4,951	-	(4,951)	-	-
Sub-total	17		14,107	39,671	(27,011)	-	26,767
Total	42		$ 140,771	$ 272,208	$ (225,870)	$ (4,204)	$ 182,905

Development Funding Projections

	Projects	Beds / Units / Square Feet	Projected Yields[1]	Projected Future Funding: 2015 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Development Properties							
Seniors housing triple-net	8	1,078	7.6%	$ 91,689	$ 49,142	$ 140,831	$ 224,966
Long-term/post-acute care	2	254	9.4%	23,502	-	23,502	49,600
Seniors housing operating	2	172	8.8%	10,650	1,070	11,720	42,433
Medical office	2	150,241	8.3%	26,066	2,728	28,794	43,986
Sub-total	14		8.1%	151,907	52,940	204,847	360,985
Expansion Properties							
Seniors housing triple-net	13	220	8.3%	14,869	-	14,869	39,113
Senior housing operating	1	34	11.7%	4,799	-	4,799	7,322
Sub-total	14		8.8%	19,668	-	19,668	46,435
Total	28		8.2%	$ 171,575	$ 52,940	$ 224,515	$ 407,420

Development Project Conversion Estimates[2]

Quarterly Conversions

	Amount	Projected Yields[1]
1Q14 actual	$ 51,280	8.3%
2Q14 actual	63,088	9.0%
3Q14 actual	14,008	7.5%
4Q14 actual	70,483	8.0%
1Q15 estimate	17,600	7.5%
2Q15 estimate	107,664	8.0%
4Q15 estimate	71,213	9.3%
1Q16 estimate	69,786	7.1%
2Q16 estimate	15,671	8.3%
4Q16 estimate	79,050	8.0%
	$ 559,843	8.2%

Annual Conversions

	Amount	Projected Yields[1]
2014 actual	$ 198,859	8.4%
2015 estimate	196,477	8.4%
2016 estimate	164,507	7.6%
2017 estimate	-	0.0%
2018 + estimate	-	0.0%
	$ 559,843	8.2%

Notes:

(1) Actual yields may be higher if the USTN rate increases. MOBs and SHOs represent stabilized yields.

(2) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Seniors Housing Triple-Net

Facility	Total	Unit Mix: Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care	Commitment Amount	Balance at 12/31/14	Estimated Conversion
Upper Providence, PA	96	-	74	22	-	$ 28,740	$ 22,491	2Q15
Mahwah, NJ	96	-	69	27	-	27,977	16,045	2Q15
Haddonfield, NJ	52	-	26	26	-	18,627	11,210	2Q15
Derby, England	74	-	37	37	-	11,501	6,885	2Q15
Edmond, OK	142	45	74	23	-	24,500	3,007	1Q16
Carrollton , TX	104	20	60	24	-	18,900	3,063	1Q16
Bracknell, England	64	-	40	24	-	15,671	6,281	2Q16
Raleigh, NC	225	165	27	18	15	79,050	15,153	4Q16
Subtotal	**853**	**230**	**407**	**201**	**15**	**$ 224,966**	**$ 84,135**	

Long-Term/Post-Acute Care

Facility	Total	Unit Mix: Independent Living	Assisted Living	Memory Care	Long-Term/Post-Acute Care	Commitment Amount	Balance at 12/31/14	Estimated Conversion
Frederick, MD	130	-	-	-	130	$ 19,000	$ 11,030	4Q15
Piscataway, NJ	124	-	-	-	124	30,600	15,068	4Q15
Subtotal	**254**	**-**	**-**	**-**	**254**	**$ 49,600**	**$ 26,098**	

Seniors Housing Operating

Facility	Total	Unit Mix: Independent Living	Assisted Living	Memory Care	Long-Term/Post-Acute Care	Commitment Amount	Balance at 12/31/14	Estimated Conversion
Edgbaston, England	70	-	70	-	-	$ 20,820	19,571	2Q15
Camberley, England	102	12	90	-	-	21,613	11,142	4Q15
Subtotal	**172**	**12**	**160**	**-**	**-**	**$ 42,433**	**$ 30,713**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/14	Estimated Conversion
Houston, TX[2]	51,057	100%	Yes	17,600	12,801	1Q15
Bel Air, MD	99,184	85%	Yes	26,386	2,391	1Q16
Subtotal	**150,241**	**90%**		**$ 43,986**	**$ 15,192**	
Total Development Projects				**$ 360,985**	**$ 156,138**	

Notes:

(1) Excludes expansion projects.

(2) Major property expansion being treated as a development project.

(dollars in thousands at HCN pro rata ownership)

Unstabilized Properties[1]

	9/30/14 Properties	Stabilizations	Construction Conversions	Other[2]	12/31/14 Properties
Seniors housing triple-net	31	(4)	-	19	46
Long-term/post-acute care	6	(1)	-	13	18
Seniors housing operating	6	-	-	3	9
Hospital	1	-	-	(1)	-
Total	**44**	**(5)**	**-**	**34**	**73**

	12/31/14 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	46	3,954	$ 699,896	3.0%
Long-term/post-acute care	18	1,804	301,455	1.3%
Seniors housing operating	9	630	195,617	0.8%
Total	**73**	**6,388**	**1,196,968**	**5.1%**

Occupancy

	9/30/14 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions/ Reclassification	12/31/14 Properties
0% - 50%	15	-	-	17	(4)	28
50% - 70%	10	-	-	2	2	14
70% +	19	(5)	-	15	2	31
Total	**44**	**(5)**	**-**	**34**	**-**	**73**

	12/31/14 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Investment Balance	% of Total Investment
0% - 50%	28	1	$ 42,692	1.2%	$ 492,195	2.1%
50% - 70%	14	10	18,322	0.5%	214,136	0.9%
70% +	31	14	51,106	1.4%	490,637	2.1%
Total	73	9	**$ 112,120**	**3.2%**	**$ 1,196,968**	**5.1%**

Notes:

(1) Includes entrance fee properties.

(2) Includes acquisitions, expansions, dispositions and reclassifications.

(3) Includes revenues annualized from amounts presented on page 25.

(dollars in millions at HCN pro rata ownership)

Relationship Investment History


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
Existing relationships
New relationships

	Gross Investments											
	2010	2011	2012	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	Quarterly Average
Existing	$ 1,414	$ 1,775	$ 3,580	$ 2,611	$ 113	$ 1,000	$ 404	$ 156	$ 474	$ 558	$ 830	$ 646
New	1,595	4,038	1,184	-	1,011	215	-	386	99	126	950	480
Total	$ 3,009	$ 5,813	$ 4,764	$ 2,611	$ 1,124	$ 1,215	$ 404	$ 542	$ 573	$ 684	$ 1,780	$ 1,126
% Existing	47%	31%	75%	100%	10%	82%	100%	29%	83%	82%	47%	57%

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
Oct	$ 159,189	6.3%	$ 4,440	6.3%	$ 50,362	8.2%	$ 47,464	14.6%
Nov	1,188,551	6.9%	94,187	12.1%	-	0.0%	419	10.1%
Dec	169,228	7.0%	71,783	6.2%	27,169	7.5%	398,606	6.0%
Total	**$ 1,516,968**	**6.9%**	**$ 170,410**	**9.4%**	**$ 77,531**	**7.9%**	**$ 446,489**	**6.9%**

Notes:

(1) Includes advances for non-real estate loans.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Fourth Quarter 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	44	3,877	units	$ 581,610	$ 581,610	$ 150,015	6.6%
Long-term/post-acute care	29	3,167	beds	581,060	581,060	183,473	7.3%
Seniors housing operating	4	284	units	91,592	80,905	322,507	7.9%
Medical office	8	460,202	sf	146,318	146,318	318	6.1%
Total acquisitions	**85**			**$ 1,400,580**	**$ 1,389,893**		**6.9%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	8	853	units	$ 41,788	41,665		
Long-term/post-acute care	2	254	beds	1,784	1,784		
Seniors housing operating	2	172	units	3,027	3,027		
Medical office	6	431,151	sf	28,632	28,632		
Total development projects	**18**			**$ 75,231**	**$ 75,108**		
Expansion projects:							
Seniors housing triple-net	11	220	units	12,412	12,374		
Seniors housing operating	1	34	units	1,079	1,025		
Total expansion projects	**12**			**$ 13,491**	**$ 13,399**		
Total construction in progress	**30**			**$ 88,722**	**$ 88,507**		
Investments in unconsolidated joint ventures	3			127,075	127,075		6.3%
Capital improvements to existing properties				4,185	4,185		7.0%
Loan advances				170,410	170,410		9.4%
Gross investments				**$ 1,790,972**	**$ 1,780,070**		
Dispositions							
Seniors housing triple-net	9	1,726	units	$ 349,943	$ 349,943	$ 202,748	6.1%
Long-term/post-acute care	6	863	beds	43,422	43,422	50,315	14.8%
Real property dispositions	15			$ 393,365	$ 393,365		7.0%
Loans receivable				53,124	53,124		6.2%
Total dispositions				**$ 446,489**	**$ 446,489**		**6.9%**
Net Investments				**$ 1,344,483**	**$ 1,333,581**		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Year-To-Date 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	56	5,259	units	$ 868,147	$ 868,147	$ 165,078	6.5%
Long-term/post-acute care	32	3,499	beds	638,185	638,185	182,391	7.5%
Seniors housing operating	17	1,300	units	394,293	377,839	303,302	6.9%
Medical office	34	1,693,356	sf	665,398	592,469	393	6.2%
Total acquisitions	**139**			**$ 2,566,023**	**$ 2,476,640**		**6.7%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	10	779	units	$ 83,422	83,059		
Long-term/post-acute care	4	225	beds	17,686	17,686		
Seniors housing operating	2	172	units	31,914	31,914		
Medical office	9	680,181	sf	99,878	99,878		
Total development projects	**25**			**$ 232,900**	**$ 232,537**		
Expansion projects:							
Seniors housing triple-net	13	253	units	34,544	34,435		
Seniors housing operating	3	42	units	5,512	5,236		
Total expansion projects	**16**			**$ 40,056**	**$ 39,671**		
Total construction in progress	**41**			**$ 272,956**	**$ 272,208**		
Investments in unconsolidated joint ventures	13			512,625	512,625		6.1%
Capital improvements to existing properties				17,665	17,629		7.6%
Loan advances				300,729	300,729		8.7%
Gross investments				**$ 3,669,998**	**$ 3,579,831**		
Dispositions							
Seniors housing triple-net	10	1,853	units	$ 372,565	$ 372,565	$ 201,060	6.3%
Long-term/post-acute care	11	1,384	beds	77,513	77,513	56,007	12.6%
Hospital	5	334	beds	297,642	297,356	891,144	10.8%
Medical office	2	178,250	sf	45,695	45,695	256	7.6%
Real property dispositions	**28**			**$ 793,415**	**$ 793,129**		**8.7%**
Equity investment dispositions	1			6,374	6,374		6.2%
Loans receivable				119,682	119,682		7.0%
Total dispositions				**$ 919,471**	**$ 919,185**		**8.4%**
Net investments				**$ 2,750,527**	**$ 2,660,646**		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

		Total
Annualized NAV NOI[1]		
Seniors housing operating[2]	$	657,340
Seniors housing triple-net		501,476
Long-term/post-acute care		405,796
Medical office		293,488
Life science		22,840
Total in-place NOI	$	1,880,940
Incremental stabilized NOI[3]		10,479
Total stabilized NOI	$	1,891,419
Obligations		
Lines of credit	$	-
Senior unsecured notes[4]		7,817,154
Secured debt[4]		3,318,556
Capital lease obligations		84,049
Total Debt		11,219,759
Add (Subtract):		
Other liabilities (assets), net[5]		190,471
Cash and cash equivalents		(473,726)
Preferred stock		1,006,250
Net Obligations	$	11,942,754
Other Assets		
Land parcels	$	57,487
Loans receivable[6]	$	526,708
Assets held for sale	$	323,818
Development properties:[7]		
Current balance	$	182,905
Unfunded commitments		224,515
Committed balances	$	407,420
Projected initial yield		8.2%
Projected initial NOI	$	33,408
Diluted Shares Outstanding		329,130

Notes:

(1) See page 25 for reconciliation.

(2) Includes $10,947,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet. Includes $633.1 million of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	112,711
Below/(above) market lease intangibles, net		58,137
Deferred taxes, net		5,940
Derivative liabilities		1,496
Straight-line rent receivable		(279,806)
In place lease intangibles, net		(41,065)
Other non-cash liabilities / (assets), net		(2,439)
Total non-cash liabilities/(assets), net	$	(145,026)

(6) Includes non-real estate loans.

(7) See page 9.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income[1]

	4Q13	1Q14	2Q14	3Q14	4Q14
Revenues:					
Seniors housing triple-net					
Rental income	$ 123,690	$ 125,614	$ 126,394	$ 131,376	$ 136,357
Interest income	3,513	3,815	4,091	4,333	6,263
Other income	218	102	306	96	52
Total revenues	127,421	129,531	130,791	135,805	142,672
Long-term/post-acute care					
Rental income	100,072	100,445	110,154	111,576	115,506
Interest income	3,586	3,525	3,508	2,924	2,616
Other income	42	35	13	878	1,466
Total revenues	103,700	104,005	113,675	115,378	119,588
Seniors housing operating					
Resident fees and service	448,262	456,314	476,302	490,912	496,417
Interest income	-	-	11	1,054	1,054
Other income	251	51	1,260	319	1,532
Total revenues	448,513	456,365	477,573	492,285	499,003
Medical office					
Rental income	93,435	97,809	98,869	102,477	109,005
Interest income	858	873	942	770	707
Other income	420	295	362	206	160
Total revenues	94,713	98,977	100,173	103,453	109,872
Hospitals					
Rental income	11,048	10,853	10,497	6,410	2,788
Interest income	381	381	381	263	157
Other income	6	6	6	6	6
Total revenues	11,435	11,240	10,884	6,679	2,951
Life sciences					
Rental income	11,435	10,977	10,763	9,862	9,615
Non-segment/corporate					
Other income	19	15	76	106	479
Total					
Rental income	339,680	345,698	356,677	361,701	373,271
Resident fees and service	448,262	456,314	476,302	490,912	496,417
Interest income	8,338	8,594	8,933	9,344	10,797
Other income	956	504	2,023	1,611	3,695
Total revenues	**797,236**	**811,110**	**843,935**	**863,568**	**884,180**
Property operating expenses:					
Long-term/post-acute care[2]	175	151	120	3	-
Seniors housing operating	301,814	308,054	315,092	325,093	332,397
Medical office buildings	29,859	32,509	32,816	33,768	34,925
Hospitals	291	91	327	38	-
Life science	4,047	3,842	3,752	3,859	3,748
Total property operating expenses	**336,186**	**344,647**	**352,107**	**362,761**	**371,070**
Net operating income:					
Seniors housing triple-net	127,421	129,531	130,791	135,805	142,672
Long-term/post-acute care	103,525	103,854	113,555	115,375	119,588
Seniors housing operating	146,699	148,311	162,481	167,192	166,606
Medical office buildings	64,854	66,468	67,357	69,685	74,947
Hospitals	11,144	11,149	10,557	6,641	2,951
Life science	7,388	7,135	7,011	6,003	5,867
Non-segment/corporate	19	15	76	106	479
Net operating income	**$ 461,050**	**$ 466,463**	**$ 491,828**	**$ 500,807**	**$ 513,110**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23. See pages 5, 6 and 8 for more information. During the quarter ended December 31, 2014, certain properties were reclassified from Hospitals to the newly named Long-Term/Post-Acute Care category which was previously called Skilled Nursing/Post-Acute. Accordingly, all periods have been restated to reflect the current classifications.

(2) Certain of the reclassified properties referenced in Note 1 had incurred property operating expenses in prior periods but all such properties have been sold as of December 31, 2014 and no such costs are expected to be incurred going forward.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended December 31, 2014		Three Months Ended December 31, 2014	
Net income	$	512,300	$	206,474
Interest expense[2]		481,197		120,707
Income tax expense (benefit)		(1,267)		5,101
Depreciation and amortization[2]		844,130		195,393
Stock-based compensation		32,075		5,967
Loss (gain) on extinguishment of debt		9,558		6,484
EBITDA	**$**	**1,877,993**	**$**	**540,126**
Transaction costs		69,538		47,991
Loss / (gain) on sales of properties		(153,522)		(110,839)
Loss / (gain) on derivatives		(1,495)		(1,895)
CEO transition costs[3]		10,465		-
Other expenses[4]		10,262		-
Timing adjustments and sales/held for sale[5]		3,515		(4,515)
Adjustments		**(61,237)**		**(69,258)**
Adjusted EBITDA	**$**	**1,816,756**	**$**	**470,868**
Interest Coverage Ratios				
Interest expense[2]	$	481,197	$	120,707
Capitalized interest		7,150		2,066
Non-cash interest expense		(2,427)		100
Total interest	**$**	**485,920**	**$**	**122,873**
EBITDA	$	1,877,993	$	540,126
Interest coverage ratio[6]		**3.86x**		**4.40x**
Adjusted EBITDA	$	**1,816,756**	$	**470,868**
Adjusted Interest coverage ratio		**3.74x**		**3.83x**
Fixed Charge Coverage Ratios				
Total interest[2]	$	485,920	$	122,873
Secured debt principal amortization		62,280		16,473
Preferred dividends		65,408		16,352
Total fixed charges	**$**	**613,608**	**$**	**155,698**
EBITDA	$	1,877,993	$	540,126
Fixed charge coverage ratio[7]		**3.06x**		**3.47x**
Adjusted EBITDA	$	**1,816,756**	$	**470,868**
Adjusted Fixed charge coverage ratio		**2.96x**		**3.02x**
Net Debt to EBITDA Ratios				
Total debt			$	10,828,013
Less: cash and cash equivalents[8]				(473,726)
Net debt			**$**	**10,354,287**
EBITDA Annualized				2,160,504
Net debt to EBITDA ratio				**4.79x**
Adjusted EBITDA Annualized			$	1,883,472
Net debt to Adjusted EBITDA ratio				**5.50x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.
(2) Interest expense and depreciation and amortization include properties sold or classified as held for sale.
(3) Costs associated with CEO retirement and transition, including cash-based compensation and professional services.
(4) Costs incurred related to elimination of deferred tax liabilities in the UK and expiration of statute of limitations for unrecognized tax benefits in the US.
(5) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 25.
(6) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.
(7) A comparable covenant in our primary unsecured credit facility is a minimum of 1.50 times for the twelve months ended.
(8) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total	Net debt %[7]
Book Capitalization				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,828,013	44.6%	
Debt to consolidated book capitalization[2]		**10,828,013**	**44.6%**	**43.5%**
Total equity		13,473,049	55.4%	
Consolidated book capitalization	**$**	**24,301,062**	**100.0%**	
Joint venture debt, net[3]		376,792		
Total book capitalization	**$**	**24,677,854**		
Undepreciated Book Capitalization				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,828,013	39.6%	
Debt to consolidated undepreciated book capitalization		**10,828,013**	**39.6%**	**38.6%**
Accumulated depreciation and amortization		3,020,908	11.1%	
Total equity		13,473,049	49.3%	
Consolidated undepreciated book capitalization	**$**	**27,321,970**	**100.0%**	
Joint venture debt, net[3]		376,792		
Total undepreciated book capitalization	**$**	**27,698,762**		
Enterprise Value				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,828,013	29.2%	
Debt to consolidated enterprise value		**10,828,013**	**29.2%**	**28.3%**
Common shares outstanding		328,790		
Period end share price		$75.67		
Common equity market capitalization		**24,879,539**	**67.1%**	
Noncontrolling interests		384,306	1.0%	
Preferred stock		1,006,250	2.7%	
Consolidated enterprise value	**$**	**37,098,108**	**100.0%**	
Joint venture debt, net[3]		376,792		
Total enterprise value	**$**	**37,474,900**		
Secured Debt as % of Total Assets[4]				
Secured debt[1]	**$**	**2,977,713**	**11.9%**	
Total assets	$	25,014,296		
Total Debt as % of Total Assets[5]				
Total debt[1]	**$**	**10,828,013**	**43.3%**	
Total assets	$	25,014,296		
Unsecured Debt as % of Unencumbered Assets[6]				
Unsecured debt[1]	**$**	**7,766,251**	**38.0%**	
Unencumbered assets	$	20,410,849		

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured credit facility is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 20.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured credit facility is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured credit facility is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(7) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $473,726,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity

Year	Rental Income[1] Seniors Housing Triple-net	Long-Term / Post-Acute Care	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2015	$ -	$ -	$ 15,359	$ 15,359	$ 1,509	$ 16,868	1.2%
2016	-	-	18,461	18,461	10,771	29,232	2.1%
2017	12,846	2,061	28,626	43,533	4,260	47,793	3.5%
2018	37,421	-	21,552	58,973	9,041	68,014	4.9%
2019	-	2,973	25,529	28,502	7,670	36,172	2.6%
2020	14,870	-	21,668	36,538	-	36,538	2.6%
2021	11,296	26,997	27,739	66,032	1,131	67,163	4.9%
2022	3,411	32,898	41,966	78,275	198	78,473	5.7%
2023	8,968	9,474	26,852	45,294	1,906	47,200	3.4%
2024	37,889	7,713	36,534	82,136	281	82,417	6.0%
Thereafter	406,472	387,020	70,592	864,084	9,317	873,401	63.1%
	$ 533,173	**$ 469,136**	**$ 334,878**	**$ 1,337,187**	**$ 46,084**	**$ 1,383,271**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12	years
Long-term/post-acute care	13	years
Medical office buildings	7	years
Total	11	years

(dollars in thousands and represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt	Consolidated Debt[4]	% of Total	HCN share of unconsolidated debt	Less: minority partner share of consolidated debt	Combined Debt	% of Total
2015	$ -	$ -	$ 399,813	$ 399,813	3.7%	$ 206,281	$ 51,436	$ 554,658	5.0%
2016	-	700,000	412,248	1,112,248	10.3%	75,420	27,567	1,160,101	10.4%
2017	-	450,000	358,023	808,023	7.5%	101,138	35,568	873,593	7.8%
2018	-	450,000	436,884	886,884	8.2%	43,280	19,107	911,057	8.2%
2019	-	1,315,499	370,072	1,685,571	15.7%	37,793	11,013	1,712,351	15.4%
2020	-	450,000	144,000	594,000	5.5%	13,464	22,161	585,303	5.3%
2021	-	450,000	226,323	676,323	6.3%	45,162	4,712	716,773	6.4%
Thereafter	-	4,001,655	594,402	4,596,057	42.6%	99,682	73,865	4,621,874	41.5%
Totals	**$ -**	**$ 7,817,154**	**$ 2,941,765**	**$ 10,758,919**	**100%**	**$ 622,221**	**$ 245,429**	**$ 11,135,710**	**100%**
Weighted Avg Interest Rate[5]	0.0%	4.4%	4.9%	4.5%		4.6%	4.1%	4.5%	
Weighted Avg Maturity Years[6]	-	9.6	6.0	8.6		4.5	6.3	8.4	

Fixed and Floating Rate Debt

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 7,101,655	66.0%	$ 7,101,655	63.8%
Secured debt	2,673,481	24.8%	2,926,193	26.3%
Total fixed	**$ 9,775,136**	**90.8%**	**$ 10,027,848**	**90.1%**
Floating Rate Debt				
Lines of credit	$ -	0.0%	$ -	0.0%
Senior notes	715,499	6.7%	715,499	6.4%
Secured debt	268,284	2.5%	392,363	3.5%
Total floating	**$ 983,783**	**9.2%**	**$ 1,107,862**	**9.9%**
Total debt	**$ 10,758,919**	**100.0%**	**$ 11,135,710**	**100.0%**

Notes:

(1) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $2.4 billion. As of December 31, 2014, letters of credit in the aggregate amount of $71 million have been issued which reduces the available borrowing capacity. The primary unsecured credit facility matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(2) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $215.5 million USD at exchange rates on December 31, 2014). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR+115bps for USD and CDOR+115bps for CAD.

(3) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $853.8 million USD at exchange rates on December 31, 2014). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $781.9 million USD at exchange rates on December 31,2014). The notes mature on December 1, 2034.

(4) Excludes capital lease obligations of $84 million, of which $8.2 million mature in April 2015, $1.2 million mature in October 2018, $1.1 million mature in August 2019, $71.1 million mature in April 2023 and $2.4 million have various maturities.

(5) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 105 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(6) $216 million of convertible senior notes are puttable/callable on December 31, 2014. Weighted average maturities would be 9.2 years and 8.3 years for senior notes and consolidated debt, respectively, using the earlier date.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced at HCN pro rata ownership percentage.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP at HCN pro rata ownership percentage.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments at HCN pro rata ownership percentage.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

Supplemental Reporting Measures

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period July 1, 2013 to December 31, 2014. Entrance fee communities and any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	4Q13	1Q14	2Q14	3Q14	4Q14
Net operating income[1]	$ 461,050	$ 466,463	$ 491,828	$ 500,807	$ 513,110
Reconciling items:					
Interest expense[2]	(124,485)	(120,956)	(121,099)	(118,435)	(120,707)
Depreciation and amortization[2]	(243,380)	(233,318)	(214,449)	(200,970)	(195,393)
General and administrative expenses	(28,519)	(32,865)	(51,660)	(30,803)	(27,616)
Transaction costs	(15,693)	(952)	(7,040)	(13,554)	(47,991)
Gain (loss) on derivatives, net	(6)	-	(351)	(49)	1,895
Gain (loss) on extinguishment of debt, net	(3,467)	148	(531)	(2,692)	(6,484)
Provision for loan losses	(2,110)	-	-	-	-
Other expenses	-	-	-	(10,262)	-
Income tax benefit (expense)	(435)	(2,260)	(1,569)	10,198	(5,101)
Non-operating expenses from unconsolidated entities & noncontrolling interests	(9,195)	(11,060)	(20,354)	(11,073)	(16,078)
Gain (loss) on sales of properties, net	(8,064)	-	13,079	29,604	110,839
Preferred dividends	(16,531)	(16,353)	(16,352)	(16,352)	(16,352)
Loss (income) attributable to noncontrolling interests	2,308	1,175	327	(164)	(1,486)
	(449,577)	(416,441)	(419,999)	(364,552)	(324,474)
Net income (loss) attributable to common stockholders	$ 11,473	$ 50,022	$ 71,829	$ 136,255	$ 188,636

Seniors Housing Operating REVPOR Reconciliation:	4Q13	1Q14	2Q14	3Q14	4Q14
Consolidated revenues	$ 452,030	$ 456,319	$ 468,914	$ 483,791	$ 488,546
Unconsolidated revenues attributable to HCN[3]	24,619	28,001	37,176	37,763	39,506
Less revenues attributable to noncontrolling interests[4]	(28,136)	(27,955)	(28,517)	(29,269)	(29,049)
Total revenues at HCN pro rata ownership	$ 448,513	$ 456,365	$ 477,573	$ 492,285	$ 499,003
Less revenues not included in REVPOR calculation	-	-	(1,189)	(1,322)	(1,559)
Less non U.S. revenues	(130,478)	(129,478)	(132,801)	(140,887)	(141,947)
Total U.S. revenues	318,035	326,887	343,583	350,076	355,497
Average occupied units/month	16,649	17,010	17,740	17,928	18,141
REVPOR/month	$ 6,316	$ 6,495	$ 6,474	$ 6,456	$ 6,479

Notes:
(1) See page 16.
(2) Includes amounts related to properties sold or classified as held for sale.
(3) Represents HCN's interest in joint venture properties in which HCN is the minority partner.
(4) Represents minority partners' share in joint venture properties in which HCN is the majority partner.

(dollars in thousands at HCN pro rata ownership)

NAV NOI Reconciliation

	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Hospital	Seniors Housing Operating	Medical Office	Life Science	Corporate / Other	Total
Current quarter:								
Revenues	$ 142,672	$ 119,588	$ 2,951	$ 499,003	$ 109,872	$ 9,615	$ 479	$ 884,180
Property operating expenses	-	-	-	332,397	34,925	3,748	-	371,070
Net operating income[1]	**$ 142,672**	**$ 119,588**	**$ 2,951**	**$ 166,606**	**$ 74,947**	**$ 5,867**	**$ 479**	**$ 513,110**
Adjust:								
Interest income	(6,263)	(2,616)	(157)	(1,054)	(707)	-	-	(10,797)
Other income	(52)	(1,466)	(6)	(1,532)	(160)	-	(479)	(3,695)
Sold / held for sale	(8,735)	(3,514)	(2,788)	-	(213)	-	-	(15,250)
Non-cash NOI	(5,850)	(15,063)	-	(558)	(2,240)	(157)	-	(23,868)
Timing adjustments[2]	3,597	4,520	-	873	1,745	-	-	10,735
NAV NOI at HCN ownership %	**$ 125,369**	**$ 101,449**	**$ -**	**$ 164,335**	**$ 73,372**	**$ 5,710**	**$ -**	**$ 470,235**
Annualized NAV NOI at HCN ownership %	**$ 501,476**	**$ 405,796**	**$ -**	**$ 657,340**	**$ 293,488**	**$ 22,840**	**$ -**	**$ 1,880,940**

Notes:

(1) See pages 16 and 24.

(2) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	4Q13	1Q14	2Q14	3Q14	4Q14
Seniors Housing Triple-net					
NOI	$ 127,421	$ 129,531	$ 130,791	$ 135,805	$ 142,672
Non-cash NOI on same store properties	(1,466)	(1,441)	(1,479)	(2,148)	(1,829)
NOI attributable to non-same store properties	(18,673)	(20,247)	(20,975)	(24,249)	(30,722)
SSCNOI	107,282	107,843	108,337	109,408	110,121
Long-Term/Post-Acute Care					
NOI	103,525	103,854	113,555	115,375	119,588
Non-cash NOI on same store properties	(7,320)	(7,296)	(13,677)	(14,020)	(14,232)
NOI attributable to non-same store properties	(10,199)	(10,421)	(11,543)	(12,817)	(16,712)
SSCNOI	86,006	86,137	88,335	88,538	88,644
Hospitals					
NOI	11,144	11,149	10,557	6,641	2,951
NOI attributable to non-same store properties	(11,144)	(11,149)	(10,557)	(6,641)	(2,951)
SSCNOI	-	-	-	-	-
Seniors Housing Operating					
NOI	146,699	148,311	162,481	167,192	166,606
Non-cash NOI on same store properties	193	263	264	247	246
NOI attributable to non-same store properties	124	(3,187)	(8,513)	(9,451)	(13,558)
NOI attributable to pre-HCN ownership(1)	289	230	242	238	87
Normalizing adjustments(2)	1,344	1,893	1,224	2,162	3,765
SSCNOI	148,649	147,510	155,698	160,388	157,146
Medical Office					
NOI	64,854	66,468	67,357	69,685	74,947
Non-cash NOI on same store properties	(1,966)	(1,823)	(1,637)	(1,274)	(1,117)
NOI attributable to non-same store properties	(4,929)	(6,373)	(6,958)	(9,658)	(14,411)
SSCNOI	57,959	58,272	58,762	58,753	59,419
Life Science					
NOI	7,388	7,135	7,011	6,003	5,867
Non-cash NOI on same store properties	(520)	(465)	(137)	(136)	(157)
SSCNOI	6,868	6,670	6,874	5,867	5,710
Corporate					
NOI	19	15	76	106	479
NOI attributable to non-same store properties	(19)	(15)	(76)	(106)	(479)
SSCNOI	-	-	-	-	-
Total					
NOI	461,050	466,463	491,828	500,807	513,110
Non-cash NOI on same store properties	(11,079)	(10,762)	(16,666)	(17,331)	(17,089)
NOI attributable to non-same store properties	(44,840)	(51,392)	(58,622)	(62,922)	(78,833)
Same store cash NOI pre-HCN ownership	289	230	242	238	87
Normalizing Adjustments	1,344	1,893	1,224	2,162	3,765
SSCNOI	$ 406,764	$ 406,432	$ 418,006	$ 422,954	$ 421,040

Notes :

(1) Primarily includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 4Q14.

(2) Primarily includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.01, and adjustments to translate UK properties at a GBP/USD rate of 1.60.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 20, 2015 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com